UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) August 12, 2015

Alpine 4 Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4742 N. 24th Street Suite 300
Phoenix, AZ
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

855-777-0077 ext 801
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                      Departure of Directors or Certain Offi cers; Election of Directors; Appointment of Certain Offi cers; Compensatory Arrangements of Certain Offi cers.

On August 12, 2015, Alpine 4 Technologies, Ltd. (“Alpine 4”) announced that Mr. Ian Kantrowitz, Alpine 4’s Director of Investor Relations, was appointed to the Alpine 4 Board of Directors, to fill a vacancy on the Board.

Mr. Kantrowitz has previously loaned funds to Alpine 4, and holds a promissory note with a principal balance of $105,100, that bears interest at  0%, and is due on June 30, 2016.

As of the date of this report, Alpine 4’s Board had not determined on what committees, if any, Mr. Kantrowitz will serve in his capacity as Director.

Item 8.01                      Other Events.

On August 12, 2015, Alpine 4 also announced that it has concluded its search for advisory board members and has selected an initial advisory board consisting of five individuals: Shannon Rigney, Daniel McIntosh, Michael Parsons, Kelsey Womack, and Christophe Jeunot.  Alpine 4 announced that Ms. Shannon Rigney has been appointed as Chair of the Advisory Board.  Prior to his appointment to the Board, Mr.Kantrowitz had been serving as Chairman of the Advisory Board, but he resigned that position upon his appointment to the Board of Directors.

Biographical information about the new Advisory Board Members is included below.

Shannon Rigney: Ms. Rigney currently serves as Alpine 4’s VP of Acquisitions and Director of Finance.  Prior to joining Alpine 4, Ms. Rigney  Shannon was a financial analyst for Bard Peripheral Vascular, Inc, a division of C.R. Bard. She has a degree in Business Administration from The Eller College of Management at the University of Arizona.

Daniel McIntosh: Mr. McIntosh is a Lecturer in the W.P. Carey School of Business at Arizona State University teaching courses in Marketing Research, Sports Management and Analytics. Mr. McIntosh is also President of Cardinal Advising, a consultancy practice that assists organization in understanding and leveraging big data.  Prior to joining ASU, Mr. McIntosh Daniel was a full time faculty instructor of Mathematics and Marketing at Grand Canyon University for 5 years.

Michael Parsons:  Mr. Parsons currently serves as the Privacy and Data Management Manager for PayPal, Inc.   Mr. Parsons has over 10 years of professional data protection experience in the fields of privacy, information security, data governance, risk management, IT audit, and healthcare compliance. Michael's experience includes working with various small and large federal and commercial organizations including Fortune 500 companies and has served as a trusted advisor to senior leadership and has managed teams of various sizes. Mr. Parsons’s credentials include a BS in computer science, an MBA, and certifications in CIPP, CISSP, CISA, and ITIL.

Christophe Jeunot:  Mr. Jeunot holds a Masters Degree from one of the leading business school in Paris, France. Mr. Jeunot worked in the marketing department for M.B.S the leader in media managing in France before relocating to Los Angeles where he enjoyed started a successful career carrier with several advertizing agencies and productions companies. His long time clients include accounts such as:  EBAY, ESPN, L'Oréal, The Surgeon General, HONDA, DISCOVERY CHANNEL, and CHASE BANK, to name a few.

Kelsey Womack:  Mr. Womack currently serves as the Director of IT for Alpine 4 and has nearly 20 years experience in technology development. Mr. Womack specializes in platform development, from concept to launch.  Kelsey has brought several start-ups to life in various industries, including financial, intellectual property, telecommunications, social, charitable, and now, telematics.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Number                                Description

99                                          Press Release dated August 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, Chief Financial Officer, President
(Principal Executive Officer, Principal Financial Officer)